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                                                                    EXHIBIT 4.13

                                 TRUST AGREEMENT
                                       OF
                               RGA CAPITAL TRUST I

         THIS TRUST AGREEMENT (the "Trust Agreement") is made as of February 8, 2001, by and among Reinsurance Group of America, Incorporated, as Depositor (the "Depositor"), and the individual trustees identified on the signature page hereto (the "Trustees").

         The Trustees hereby agree as follows:

    1. The trust created hereby (the "Trust") shall be known as "RGA Capital Trust I", in which name the Trustees or the Depositor, to the extent provided herein, may conduct the business of the Trust, make and execute contracts, and sue and be sued.

    2. The Depositor hereby assigns, transfers, conveys and sets over to the Trust the sum of $10. The Trustees hereby declare that they will hold the trust estate in trust for such persons as are or may become entitled to a beneficial interest in the trust estate. It is the intention of the parties hereto that the Trust created hereby constitute a business trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code ss. 3801 et seq. (the "Business Trust Act"), and that this document constitute the governing instrument of the Trust. The Trustees are hereby authorized and directed to execute and file a certificate of trust in the office of the Secretary of State of the State of Delaware in the form attached hereto.

    3. The Depositor and the Trustees intend to enter into an amended and restated Trust Agreement, satisfactory to each such party to provide for the contemplated operation of the Trust created hereby and the Preferred and Common Securities referred to therein. Prior to the execution and delivery of such amended and restated Trust Agreement, the Trustees shall not have any duty or obligation hereunder or with respect to the trust estate, except as required by law or as may be necessary to obtain prior to such execution and delivery any licenses, consents or approvals required by applicable law or otherwise. Notwithstanding the foregoing, the Trustees may take all actions deemed proper as are necessary to effect the transactions contemplated herein.

    4. The Depositor, as Depositor of the Trust, is hereby authorized, in its discretion, (i) to prepare and file with the Securities and Exchange Commission (the "Commission") and to execute, in each case, on behalf of the Trust, (a) a Registration Statement on Form S-3, or an appropriate successor form (the "1933 Act Registration Statement"), including all pre-effective and post-effective amendments thereto, relating to the registration under the Securities Act of 1933, as amended (the "1933 Act"), of the Preferred Securities of the Trust, (b) any preliminary prospectus or prospectus or supplement thereto relating to the Preferred Securities of the Trust required to be filed pursuant to the 1933 Act, and (c) a Registration Statement on Form 8-A or other appropriate form (the "1934 Act Registration Statement"), including all pre-effective and post-effective amendments thereto, relating to the registration of the Preferred Securities of the Trust under the Securities Exchange Act of 1934, as amended;
(ii) if and at such time as determined by the Depositor, to file with the New York Stock Exchange or other national



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exchange (an "Exchange"), or the Nasdaq National Market ("Nasdaq") of the
National Association of Securities Dealers, Inc. ("NASD"), and to execute on behalf of the Trust a listing application and all other applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause the Preferred Securities of the Trust to be listed on an Exchange, or to be designated for inclusion in Nasdaq; (iii) to file and execute on behalf of the Trust such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as shall be necessary or desirable to register the Preferred Securities of the Trust under the securities or "Blue Sky" laws of such jurisdictions as the Depositor, on behalf of the Trust, may deem necessary or desirable; (iv) to execute and deliver letters or documents to, or instruments for filing with, a depository relating to the Preferred Securities of the Trust; and (v) to execute, deliver and perform on behalf of the Trust an underwriting agreement with one or more underwriters relating to the offering of the Preferred Securities of the Trust.

         In the event that any filing referred to in this Section 4 is required by the rules and regulations of the Commission, an applicable Exchange, the NASD, or state securities or "Blue Sky" laws to be executed on behalf of the Trust by one or more of the Trustees, each of the Trustees, in his, her or its capacity as a trustee of the Trust, is hereby authorized, and to the extent so required, directed to join in any such filing and to execute on behalf of the Trust any and all of the foregoing, it being understood that The Bank of New York (Delaware), in its capacity as a trustee of the Trust, shall not be required to join in any such filing or to execute on behalf of the Trust any such document unless required by the rules and regulations of the Commission, such Exchange, the NASD, or state securities or "Blue Sky" laws. In connection with the filings referred to above, the Depositor and Jack B. Lay, A. Greig Woodring, and Todd C. Larson, each as Trustees and not in their individual capacities, hereby constitutes and appoints Jack B. Lay, A. Greig Woodring and Todd C. Larson, and each of them, as their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the Depositor or such Trustee or in the Depositor's or such Trustees' name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the 1933 Act Registration Statement and the 1934 Act Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, the applicable Exchange and administrators of the state securities or "Blue Sky" laws, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as the Depositor or such Trustee might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their respective substitute or substitutes, shall do or cause to be done by virtue hereof.

    5.   This Trust Agreement may be executed in one or more counterparts.

    6. The number of Trustees initially shall be four (4) and thereafter the number of Trustees shall be such number as shall be fixed from time to time by a written instrument signed by the Depositor, which may increase or decrease the number of Trustees; provided, however, that to the extent required by the Business Trust Act, one trustee of the Trust shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has


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its principal place of business in the State of Delaware and otherwise meets the requirements of applicable Delaware law. Subject to the foregoing, the Depositor is entitled to appoint or remove without cause any trustee of the Trust at any time. Any trustee of the Trust may resign upon thirty days' prior notice to the Depositor.

    7. The Trustees (the "Fiduciary Indemnified Persons") shall not be liable, responsible or accountable in damages or otherwise to the Trust, the Depositor, the Trustees or any holder of the Trust's securities (the Trust, the Depositor and any holder of the Trust's securities being a "Covered Person") for any loss, damage or claim incurred by reason of any act or omission performed or omitted by the Fiduciary Indemnified Persons in good faith on behalf of the Trust and in a manner the Fiduciary Indemnified Persons reasonably believed to be within the scope of authority conferred on the Fiduciary Indemnified Persons by this Trust Agreement or by law, except that the Fiduciary Indemnified Persons shall be liable for any such loss, damage or claim incurred by reason of the Fiduciary Indemnified Person's gross negligence, bad faith or willful misconduct with respect to such acts of omissions.

         The Fiduciary Indemnified Persons shall be fully protected in relying in good faith upon the records of the Trust and upon such information, opinions, reports or statements presented to the Trust by any person as to matters the Fiduciary Indemnified Persons reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Trust, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which distributions to holders of Trust's securities might properly be paid.

    8. The Depositor agrees, to the fullest extent permitted by applicable law:

         (a) to indemnify and hold harmless each Fiduciary Indemnified Person, or any of its officers, directors, shareholders, employees, representatives or agents, from and against any loss, damage, liability, tax, penalty, expense or claim of any kind or nature whatsoever incurred by the Fiduciary Indemnified Persons by reason of the creation, operation or termination of the Trust in a manner the Fiduciary Indemnified Persons reasonably believed to be within the scope of authority conferred on the Fiduciary Indemnified Persons by this Trust Agreement, except that no Fiduciary Indemnified Persons shall be entitled to be indemnified in respect of any loss, damage or claim incurred by the Fiduciary Indemnified Persons by reason of gross negligence, bad faith or willful misconduct with respect to such acts or omissions; and

         (b) to advance expenses (including legal fees) incurred by a Fiduciary Indemnified Person in defending any claim, demand, action, suit or proceeding, from time to time, prior to the final disposition of such claim, demand, action, suit or proceeding, upon receipt by the Trust of an undertaking by or on behalf of such Fiduciary Indemnified Persons to repay such amount if it shall be determined that such Fiduciary Indemnified Person is not entitled to be indemnified as authorized in the preceding subsection.



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         The provisions of this section 8 shall survive the termination of this
Trust Agreement or the earlier resignation or removal of the Fiduciary Indemnified Persons.

    9. This Trust Agreement and the rights of the parties hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware and all rights and remedies shall be governed by such laws without regard to the principles of conflict of laws.

    IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed as of the day and year first above written.


                                               THE BANK OF NEW YORK
                                               (DELAWARE),
                                               as Delaware trustee

                                               By: /s/ James Longshaw
                                                  ------------------------------
                                               Title: Senior Vice President

                                               /s/ Jack B. Lay
                                               ---------------------------------
                                               Jack B. Lay, as Trustee

                                               /s/ A. Greig Woodring
                                               ---------------------------------
                                               A. Greig Woodring, as Trustee

                                               /s/ Todd C. Larson
                                               ---------------------------------
                                               Todd C. Larson, as Trustee



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